Consent of Independent Auditors


We consent to the use in connection with the annual report for the 1999 Stock Incentive Plan of ChampionLyte Products, Inc., incorporated into the Annual Report on Form 10K-SB of ChampionLyte Products, Inc., of our report dated March 1, 2002 relating to the financial statements of ChampionLyte Products, Inc. and Subsidiaries as of December 31, 2001 and for the year then ended December 31, 2001.




                                              /s/Radin Glass & Co., LLP
                                                 Certified Public Accountants


New York, New York
March 29, 2002